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                                                                     EXHIBIT 1.1













                        ETELECARE GLOBAL SOLUTIONS, INC.




                                       [o]
                                  COMMON SHARES
                           (PAR VALUE P1.00 PER SHARE)
                    IN THE FORM OF AMERICAN DEPOSITARY SHARES





                             UNDERWRITING AGREEMENT






                                    [o], 2007




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                                                        [o], 2007



MORGAN STANLEY & CO. INCORPORATED
DEUTSCHE BANK SECURITIES INC.
ROBERT W. BAIRD & CO. INCORPORATED
JMP SECURITIES LLC


     As the Representatives of the
     several Underwriters named
     in Schedule I hereto


     c/o:     Morgan Stanley & Co. Incorporated
              1585 Broadway
              New York, New York 10036


Dear Sirs and Mesdames:


         eTelecare Global Solutions, Inc., a corporation organized under the laws of the Republic of the Philippines (the "COMPANY"), proposes to issue and sell to Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated and JMP Securities LLC, as representatives (together, the "REPRESENTATIVES") of the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), an aggregate of [o] common shares, par value P1.00 per share, of the Company (the "COMMON SHARES") (the aggregate of [o] Common Shares to be sold by the Company are hereinafter referred to as the "FIRM SHARES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional [o] Common Shares (the "ADDITIONAL SHARES" and, together with the Firm Shares, the "SHARES"), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof.


         The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the "AMERICAN DEPOSITARY SHARES"). The American Depositary Shares are to be issued pursuant to a Deposit Agreement, dated as of [o], 2007, among the Company, each of the Operating Subsidiaries, Deutsche Bank Trust Company Americas, as Depositary (the "DEPOSITARY"), and the holders from time to time of the American Depositary Receipts (the "AMERICAN DEPOSITARY RECEIPTS") issued by the Depositary and evidencing the American Depositary Shares (the "DEPOSIT AGREEMENT"). Each American Depositary Share will initially represent the right to receive [o] Common Shares deposited pursuant to the Deposit Agreement.


         The Company has filed with the Securities and Exchange Commission (the "COMMISSION"): (a) a registration statement, including a prospectus, relating to the Shares; and (b) a registration statement, including a prospectus, relating to the American Depositary Shares corresponding to the Shares. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the

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Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT;" the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "PROSPECTUS." The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the "ADR REGISTRATION STATEMENT." If the Company has filed abbreviated registration statements to register additional Common Shares and abbreviated registration statements to register additional American Depositary Shares, in each case pursuant to Rule 462(b) under the Securities Act (together, the "RULE 462 REGISTRATION STATEMENTS"), then any reference herein to the term "REGISTRATION STATEMENT" or "ADR REGISTRATION STATEMENT" shall be deemed to include the applicable corresponding Rule 462 Registration Statement.


         Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the directors, officers, employees and business associates of the Company and other parties related to the Company (together, the "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES". Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.


         For purposes of this agreement (the "AGREEMENT"), "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act; "TIME OF SALE PROSPECTUS" means the preliminary prospectus, together with each free writing prospectus identified in Schedule II hereto, if any; and "BROADLY AVAILABLE ROAD SHOW" means a "BONA FIDE ELECTRONIC ROAD SHOW" (as defined in Rule 433(h)(5) under the Securities Act) that has been made available without restriction to any person. In addition, for purposes of this Agreement, the terms "REGISTRATION STATEMENT," "PRELIMINARY PROSPECTUS," "TIME OF SALE PROSPECTUS," "FREE WRITING PROSPECTUS" and "PROSPECTUS" shall include the documents, if any, incorporated by reference therein, respectively; and the terms "SUPPLEMENT," "AMENDMENT" and "AMEND," with respect to the Prospectus, the Time of Sale Prospectus and any free writing prospectus, shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein, respectively.


         1. Representations and Warranties of the Company and the Operating Subsidiaries. The Company and each of eTelecare Global Solutions -- U.S., Inc., a Delaware corporation (the "DELAWARE OPERATING SUBSIDIARY"), and eTelecare Global Solutions -- AZ, Inc., an Arizona corporation (the "ARIZONA OPERATING SUBSIDIARY," and, together with the Delaware Operating Subsidiary, the "OPERATING SUBSIDIARIES"), hereby jointly and severally represent and warrant to and agree with each of the Underwriters that:


                  (a) The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.


                  (b) Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable,


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         will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of the applicable filing date, the Closing Date and the Option Closing Date, as the case may be, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.


                  (c) The Company is not an "INELIGIBLE ISSUER" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses identified in Schedule II hereto, if any, and electronic road shows furnished to the Representatives before first use, if any, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to any free writing prospectus.


                  (d) The Company is a "FOREIGN PRIVATE ISSUER" within the meaning of Rule 405 under the Securities Act; the Company is eligible to register the Shares on Form F-1 promulgated under the Securities Act; and the Company is eligible to register the American Depositary Shares on Form F-6 promulgated under the Securities Act.


                  (e) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S under, the Securities Act.

                  (f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of the Philippines, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and each subsidiary of the Company (together, including the Operating Subsidiaries, the "SUBSIDIARIES"), taken as a whole (a "MATERIAL ADVERSE EFFECT"). The certificate of incorporation and bylaws of the Company comply with the requirements of applicable law of the Republic of the Philippines and are in full force and effect.


                  (g) Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; none of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary; and the certificate of incorporation and bylaws or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.


                  (h) Other than the Arizona Operating Subsidiary, the Company does not have any "SIGNIFICANT SUBSIDIARIES" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act.


                  (i) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate of incorporation and bylaws or other constitutive documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for the default of any such obligation, agreement, covenant or condition as would not, individually or in the aggregate, have a Material Adverse Effect; and none of the businesses, activities, agreements or commitments of the Company or the Subsidiaries is unauthorized or exceeds the business scope of its respective business licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect.


                  (j) This Agreement has been duly authorized, executed and delivered by the Company and each Operating Subsidiary.


                  (k) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus; since [o], the Company has not issued any securities; and all of the Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; and the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.


                  (l) Except as disclosed in the Time of Sale Prospectus, there are no outstanding: (i) securities issued by the Company or any Subsidiary convertible into or exchangeable for, rights, warrants or options to acquire from the Company or any Subsidiary, or obligations of the Company or any Subsidiary to issue, Common Shares or any of the capital stock of the Company or any Subsidiary; or (ii) rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any Subsidiary.


                  (m) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, is a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.


                  (n) The American Depositary Receipts, when issued by the Depositary against the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such American Depositary Receipts are registered will be entitled to the rights of registered holders of the American Depositary Receipts specified therein and in the Deposit Agreement.


                  (o) The Deposit Agreement, the American Depositary Shares and the American Depositary Receipts conform in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus.


                  (p) The Shares and the American Depositary Shares, when issued, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Time of Sale Prospectus) the initial purchasers thereof; and, except as disclosed in the Time of Sale Prospectus, there are no restrictions on subsequent transfers of the Shares or the American Depositary Shares under the laws of the Republic of the Philippines or the U.S.


                  (q) The American Depositary Shares have been approved for quotation on The Nasdaq Global Market, subject to official notice of issuance.


                  (r) The Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all applicable securities laws. Upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Common Shares represented by the American Depositary Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a stockholder conferred by the certificate of incorporation and bylaws of the Company; except as disclosed in the Time of Sale Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Common Shares or the American Depositary Shares under the laws of the Republic of the Philippines or the U.S., as the case may be. The Common Shares represented by the American Depositary Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of the American Depositary Receipts evidencing the American Depositary Shares as contemplated by the Deposit Agreement.


                  (s) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not (i) contravene any provision of applicable law or the certificate of incorporation and bylaws, or other constitutive documents of the Company or its Subsidiaries, (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of its Subsidiaries, or to which any of the property or assets of the Company or any of the Subsidiaries are subject, that is material to the Company and its Subsidiaries or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the U.S. in connection with the offer and sale of the Shares.


                  (t) There are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or affect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the ADR Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the ADR Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the ADR Registration Statement that are not described or filed as required; and each preliminary prospectus filed as part of the Registration Statement or the ADR Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, in each case complied when so filed with the Securities Act and the applicable rules and regulations of the Commission thereunder.


                  (u) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

                  (v) The consolidated balance sheets of the Company and the Subsidiaries as of December 31, 2005 and 2006, and the related consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and the Subsidiaries for each of the three years in the period ended December 31, 2006 (and the notes thereto) included in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company and the Subsidiaries and the results of operations and the cash flows of the Company and the Subsidiaries as of the dates and for the periods specified; such financial statements have been prepared in conformity with GAAP (as defined below) on a consistent basis throughout the periods specified; and Ernst & Young LLP, Independent Registered Public Accounting Firm, who has expressed an opinion on the consolidated financial statements of the Company and the Subsidiaries based on its audits, are independent auditors with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, respectively.


                  (w) The balance sheets of the Arizona Operating Subsidiary as of May 25, 2004 and December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows of the Arizona Operating Subsidiary for the year ended December 31, 2003 and the period from January 1, 2004 through May 25, 2004 (and the notes thereto) included in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Arizona Operating Subsidiary and the results of operations and the cash flows of the Arizona Operating Subsidiary as of the dates and for the periods specified; such financial statements have been prepared in conformity with GAAP (as defined below) on a consistent basis throughout the periods specified; and Ernst & Young LLP, Independent Registered Public Accounting Firm, who has expressed an opinion on the financial statements of the Arizona Operating Subsidiary based on its audits, are independent auditors with respect to the Arizona Operating Subsidiary within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, respectively.


                  (x) The unaudited consolidated balance sheets of the Company and the Subsidiaries as of [ ], 2007, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows of the Company and the Subsidiaries for the [ ] months ended [ ], 2006 and [ ], 2007, respectively, include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position of the Company and the Subsidiaries as of [ ], 2007, and the results of operations of the Company and the Subsidiaries for the [ ] months ended [ ], 2006 and [ ], 2007, respectively.


                  (y) The summary and selected consolidated financial data included in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus presents fairly in all material respects the information shown therein and such summary and selected consolidated financial data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.


                  (z) The pro forma financial statements and other pro forma financial information included in the Registration Statement, the ADR Registration Statement, the

         Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the rules and guidelines of the Commission with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.


                  (aa) With respect to any "NON-GAAP FINANCIAL MEASURE" (as such term is defined by the rules and regulations of the Commission) included in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus: (i) at the time such financial measure was disclosed or released by the Company, such financial measure was accompanied with (A) a presentation of the most directly comparable financial measure of the Company, calculated and presented in accordance with GAAP and (B) a reconciliation (by schedule or other clearly understandable method), which was quantitative for each historical non-GAAP financial measure so disclosed or released, and quantitative, to the extent available without unreasonable efforts, for forward-looking information, of the differences between such non-GAAP financial measure disclosed or released with the most comparable financial measure or measures, calculated and presented in accordance with GAAP; and (ii) neither the Company nor any person acting on behalf of the Company has made public a non-GAAP financial measure that, taken together with the information accompanying such non-GAAP financial measure and any other accompanying discussion of such non-GAAP financial measure, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the presentation of such non-GAAP financial measure, in light of the circumstances under which it is presented, not misleading; and any such non-GAAP financial measures comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.


                  (bb) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company and each Subsidiary in conformity with U.S. generally accepted accounting principles ("GAAP") and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the most recent audited fiscal year of the Company, there has not occurred any (A) material weakness in the internal control over financial reporting (whether or not remediated) of the Company or (B) adverse change in internal control over financial reporting of the Company that has affected, or is reasonably likely to affect, the internal control over financial reporting of the Company.


                  (cc) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "INVESTMENT COMPANY" as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (dd) The Company and the Subsidiaries (i) are in compliance with any and all applicable domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the "ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect; and there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.


                  (ee) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or the American Depositary Receipts registered pursuant to the ADR Registration Statement.


                  (ff) Subsequent to the respective dates as of which information is given in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus:
         (i) neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company.


                  (gg) Neither the Company nor any Subsidiary owns any real property that is material to the business and operations of the Company or any Subsidiary; except as otherwise set forth in the Loan and Security Agreement made by and among eTelecare International, Inc., MacArthur Acquisition Corp., Wells Fargo Foothill, Inc. and the other lenders party thereto, dated as of May 25, 2004, as amended as of the date hereof (the "LOAN AGREEMENT"), each of the Company and each Subsidiary has good and marketable title to all personal property owned by it which is material to its respective business and operations, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be; and, except as otherwise set forth in the Loan Agreement, any real property and buildings held under lease by the Company or the Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use proposed to be made of such real properties and buildings by the Company and the Subsidiaries.


                  (hh) The Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights necessary to carry on their business as currently conducted and as described in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus (the "INTELLECTUAL PROPERTY"). The Company and the Subsidiaries have taken all reasonable steps to secure and protect their interests in the Intellectual Property used in their business, including but not limited to securing valid and enforceable assignments from their respective employees and contractors. The Intellectual Property owned by or licensed to the Company or the Subsidiaries has not been adjudged invalid or unenforceable, except as disclosed in the Time of Sale Prospectus, and there is no pending or threatened action, suit, proceeding or claim challenging either the scope or validity of such Intellectual Property or the Company's or its Subsidiaries' right to use such Intellectual Property which, if determined adversely to the Company or its Subsidiaries, as the case may be, would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts that would form a reasonable basis for any such claim. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be described in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus and which are not described therein in all material respects. Neither the Company nor any of the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus and which are not described therein in all material respects. None of the technologies employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company, the Subsidiaries or any of their respective officers, directors or employees, or otherwise in violation of the rights of any persons. Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of the Subsidiaries has received any written or oral communications alleging that the Company or any of the Subsidiaries has violated, misappropriated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus, would violate, misappropriate, infringe or conflict with, any of the Intellectual Property of any other person or entity and neither the Company nor any of the Subsidiaries is aware of any facts that would form a reasonable basis for any such claim. Except as disclosed in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries knows of any infringement by others of Intellectual Property owned by or licensed to the Company or its Subsidiaries.


                  (ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and the Subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA");
         (ii) no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any of the Subsidiaries has incurred, nor does the Company or the Subsidiaries expect to incur, liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION plan" or (B) Section 412 or 4971 of the Internal Revenue Code 1986, as amended (the "CODE"), including the regulations and published interpretations thereunder; and each "PENSION PLAN" for which the Company or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (iii) no labor dispute with the employees of the Company or any Subsidiary exists or is imminent; and (iv) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company or any Subsidiary.


                  (jj) All U.S. federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Company and each of the Subsidiaries have been filed with the appropriate U.S. governmental authorities in all U.S. jurisdictions in which such returns, reports and statements are required to be filed, except as set forth on Schedule III hereto, and all such tax returns, reports and statements are true, correct and complete in all material respects; all taxes (including real property taxes) and other charges shown to be due and payable pursuant to such returns, reports and statements, or otherwise, have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof; all U.S. state and local sales and use taxes required to be paid by the Company and each of the Subsidiaries have been paid, except as would not, individually or in the aggregate, have a Material Adverse Effect; and all U.S. federal and state returns have been filed by the Company and the Subsidiaries for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes and the amounts shown thereon to be due and payable have been paid in full, except as would not, individually or in the aggregate, have a Material Adverse Effect.


                  (kk) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.


                  (ll) The Company and each of the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses or received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.


                  (mm) There are no material relationships, direct or indirect, or material transactions exist between any of the Company or the Subsidiaries, on the one hand, and their respective affiliates, officers, directors, stockholders, customers or suppliers, on the other hand.


                  (nn) There is no contract, agreement or understanding between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Shares contemplated by this Agreement.


                  (oo) All local and national Philippine tax waivers and other local and national Philippine tax relief, concession and preferential treatment are valid, binding and enforceable and do not violate any provision of any law or statute or any order, rule or regulation of any local or national governmental agency.


                  (pp) Except as disclosed in the Time of Sale Prospectus, under the current laws and regulations of the Republic of the Philippines, all dividends and other distributions declared and payable on the Common Shares in cash may be freely transferred out of the Republic of the Philippines and may be freely converted into U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Republic of the Philippines; all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Republic of the Philippines; none of the Subsidiaries is currently prohibited, directly or indirectly, from (i) the payment of any dividends or other distribution on the equity interest of such Subsidiary, (ii) the repayment to the Company on account of any indebtedness owed to the Company, (iii) the payment of any advance to the Company or (iv) the transfer of any property or assets of such Subsidiary to the Company or any other Subsidiary; except as set forth in the Time of Sale Prospectus, all dividends and other distributions declared and payable upon the equity interests of the Company in the Subsidiaries may be converted into foreign currency that may be freely transferred out of the Republic of the Philippines or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Philippines or its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in the Republic of the Philippines or its jurisdiction of incorporation, in each case without the necessity of obtaining any governmental authorization in the Republic of the Philippines or its jurisdiction of incorporation.


                  (qq) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to any governmental authority of the Republic of the Philippines or any political subdivision or taxing authority thereof in connection with (i) the issuance, sale or delivery of the Shares to the Underwriters, whether in the form of Common Shares or American Depositary Shares or (ii) the deposit with the Depositary of any Shares against the issuance of the corresponding American Depositary Shares and the related American Depositary Receipts.


                  (rr) Based on the projected composition of the income of the Company and valuation of the assets of the Company, the Company is not a "PASSIVE FOREIGN INVESTMENT COMPANY" within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (a "PASSIVE FOREIGN INVESTMENT COMPANY"), for the fiscal year ended December 31, 2006, and does not expect to become a Passive Foreign Investment Company at any time thereafter; each of the Company and each Subsidiary has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof; and no tax deficiency has been determined adversely to the Company or any Subsidiary, except for any such adverse tax deficiency determination as would not, individually or in the aggregate, have a Material Adverse Effect.


                  (ss) None of the Company, any Subsidiary or any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the "OFFICE OF FOREIGN ASSETS CONTROL").


                  (tt) None of the Company and the Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of [the Republic of the Philippines].


                  (uu) None of the Company or any of the Subsidiaries, nor any of their respective officers, directors, managers, agents or employees, have, directly or indirectly made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in the Republic of the Philippines or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or would, after the registration of the Shares and the American Depositary Shares under the Exchange Act be prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.


                  (vv) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Republic of the Philippines and will be honored by courts in the Republic of the Philippines. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and U.S. federal court sitting in The City of New York (each, a "NEW YORK COURT") and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 of this Agreement.


                  (ww) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Republic of the Philippines, provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Republic of the Philippines, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Philippine court at the time the lawsuit is instituted in the foreign court. The Company is not aware of any reason why the enforcement in the Republic of the Philippines of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Republic of the Philippines.


                  (xx) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; and the Company has not offered, or caused Morgan Stanley to offer, the Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the level or type of business of such customer or supplier with the Company or
         (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.


         2. Agreements to Sell and Purchase. The Company and the Operating Subsidiaries hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Operating Subsidiaries, the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[o] per Share or $[o] per American Depositary Share (the "PURCHASE PRICE").


         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Operating Subsidiaries agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [o] Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the Option Closing Date (as defined below) on which such Additional Shares are to be purchased. Each Option Closing Date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each Option Closing Date, if any, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional securities as the Representatives may determine) that bears the same proportion to the total number of

Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.


         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 180 days after the date of the Prospectus: (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Common Shares or American Depositary Shares; (b) file any registration statement with the Commission relating to the offering of any Common Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Common Shares or American Depositary Shares; or
(c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or American Depositary Shares, whether any such transaction described in clause
(a), (b) or (c) above is to be settled by delivery of Common Shares or American Depositary Shares or such other securities, in cash or otherwise.


         The restrictions contained in the preceding paragraph shall not apply to (i) the issuance of Common Shares in connection with the exercise of any options or restricted shares awarded under the 2004 Amended and Restated Key Employees Stock Option Plan of the Company, as amended as of the date hereof, outstanding on the date of the Prospectus and of which the Underwriters have been advised in writing, (ii) the issuance of any options or restricted shares awarded under the 2006 Stock Incentive Plan of the Company, as amended as of the date hereof, or (iii) the issuance of Common Shares issuable upon the exercise of any warrant, or the conversion of any convertible security, of the Company outstanding on the date of the Prospectus and of which the Underwriters have been advised in writing.


         3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[o] a Share and $[o] an American Depositary Share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[o] per Share or $[o] per American Depositary Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[o] per Share or $[o] per American Depositary Share, to any Underwriter or to certain other dealers.


         4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in U.S. federal or other funds immediately available in The City of New York to an account designated by the Company against delivery of the Firm Shares for the respective accounts of the several Underwriters, at 10:00 a.m., New York City time, on [o], 2007, or at such other time on the same or such other date, not later than [o], 2007, as shall be designated in writing by the Representatives (the "INITIAL CLOSING Date"). Payment for any Additional Shares shall be made to the in U.S. federal or other funds immediately available in The City of New York to the account or accounts designated previously pursuant to the foregoing provisions of this Section against delivery of such Additional Shares for the respective accounts of the several Underwriters, at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in

Section 2 hereof or at such other time on the same or on such other date, in any event not later than [o], 2007, as shall be designated in writing by the Representatives (the "OPTION CLOSING DATE"). The American Depositary Receipts evidencing the American Depositary Shares representing the Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the applicable Closing Date and shall be delivered to the Representatives on the applicable Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares and the American Depositary Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. As used in this Agreement, the term "CLOSING DATE" shall mean, collectively, the time and date for delivery of the Firm Shares on the Initial Closing Date and any time and date for delivery of the Additional Shares on any Option Closing Date.


         5. Conditions to the Underwriter Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement and the ADR Registration Statement each shall have become effective not later than 4:00 p.m. New York City time on the date hereof. In addition, the several obligations of the Underwriters are subject to the following further conditions set forth below.


                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.


                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and each Operating Subsidiary, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company and the Operating Subsidiaries contained in this Agreement are true and correct as of the Closing Date and that the Company and each Operating Subsidiary has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.


                  (c) The Underwriters shall have received on the Closing Date, the opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Company and the Delaware Operating Subsidiary, dated the Closing Date, in form and substance acceptable to the Underwriters, and to the effect set forth in Exhibit A hereto.


                  (d) The Underwriters shall have received on the Closing Date the opinion of

         Picazo Buyco Tan Fider & Santos, Philippine counsel to the Company, dated the Closing Date, in form and substance acceptable to the Underwriters, and to the effect set forth in Exhibit B hereto.


                  (e) The Underwriters shall have received on the Closing Date the opinion of Snell & Wilmer LLP, counsel to the Arizona Operating Subsidiary, dated the Closing Date, in form and substance acceptable to the Underwriters, and to the effect set forth in Exhibit C hereto.


                  (f) The Underwriters shall have received on the Closing Date the opinion of White & Case LLP, counsel to the Depositary, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, and to the effect set forth in Exhibit D hereto.


                  (g) The Underwriters shall have received on the Closing Date the opinion of SyCip Salazar Hernandez & Gatmaitan, Philippines counsel to the Underwriters, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters and to the effect set froth in Exhibit E hereto.


                  (h) The Underwriters shall have received on the Closing Date the opinion of Latham & Watkins LLP, U.S. counsel to the Underwriters, dated the Closing Date, in form and substance reasonably acceptable to the Underwriters.


         The opinions described in Sections 5(c) through 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.


                  (i) The Underwriters shall have received, on each of the date hereof, the date on which the first sale of the Shares is confirmed if such date is not the same as the date hereof and the Closing Date, a letter dated the date hereof, the date on which the first sale of the Shares is confirmed or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, Independent Registered Public Accounting Firm, containing statements and information of the type ordinarily included in accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.


                  (j) The "lock-up" agreements, each substantially in the form of Annex A-1 hereto, among the Representatives and certain stockholders, officers and directors of the Company, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date; and the "lock-up" agreements, each substantially in the form of Annex A-2 hereto, among the Representatives and the stockholders of the Company set forth on Annex A-3 hereto, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.


                  (k) The Company and the Subsidiaries shall have received the written waiver and consent of the Required Lenders (as defined in the Loan Agreement) with respect to the waiver by the Required Lenders of certain specified provisions set forth in the Loan Agreement and indicating therein the consent of the Required Lenders to the consummation of the transactions contemplated by this Agreement, in form and substance reasonably acceptable to the Underwriters.


                  (l) The aggregate amount of indebtedness outstanding under (i) the promissory note of the Company, dated April 10, 2004, issued to James W. Franke, and (ii) the promissory note of the Company, dated April 10, 2004, shall have been, in each case, repaid in full; and each such promissory note shall have been terminated and shall be of no further force or effect.


                  (m) The Stockholders Agreement, dated November 2003, by and among the holders of Common Shares specified therein and party thereto (the "STOCKHOLDERS AGREEMENT"), shall have been amended to provide that the Stockholders Agreement shall terminate and be of no further force or effect immediately upon the consummation of the transactions contemplated by this Agreement, which such amendment shall be in form and substance reasonably acceptable to the Underwriters.


                  (n) The Warrant Agreement, dated as of September 2003, by and between the Company and SPI Technologies, Inc. (the "WARRANT AGREEMENT"), shall have been terminated and be of no further force or effect, and there shall be no Rights (as defined in the Warrant Agreement) or Warrants (as defined in the Warrant Agreement) outstanding.


                  (o) The holders of the Common Shares shall have duly approved and adopted in accordance with the law of the Republic of the Philippines the Amended Certificate of Incorporation of the Company and the Amended Bylaws of the Company, in each case in the form presented to holders of the Common Shares for approval thereby, in form and substance reasonably acceptable to the Underwriters, at or prior to the consummation of the transactions contemplated by this Agreement; and such Amended Certificate of Incorporation and Amended Bylaws shall be in full force and effect at or prior to the consummation of the transactions contemplated by this Agreement.


                  (p) The American Depositary Shares representing the Shares shall have been approved for quotation on The Nasdaq Global Market, subject only to official notice of issuance; and the Shares shall be eligible for clearance and settlement through the facilities of DTC.


         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.


         6. Covenants of the Company and the Operating Subsidiaries. The Company and each Operating Subsidiary, as applicable, further covenants with each Underwriter as follows:


                  (a) To furnish to the Representatives, without charge, ten signed copies of each of the Registration Statement and the ADR Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Registration Statement and the ADR Registration Statement (in each case without exhibits thereto) and to furnish to the Representatives in The City of New York, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or (f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.


                  (b) Before amending or supplementing the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.


                  (c) To furnish to the Representatives copies of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.


                  (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act any free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.


                  (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.


                  (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.


                  (g) To endeavor to qualify the Shares and the American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.


                  (h) To make generally available to the Company's security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve-months beginning the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.


                  (i) To not directly or indirectly use the proceeds of the American Depositary Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control.


                  (j) To comply with the terms of the Deposit Agreement so that the American Depositary Receipts evidencing the American Depositary Shares will be executed by the Depositary and delivered to the Underwriters pursuant to this Agreement at each Closing Date.


                  (k) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program


         7. Expenses.


                  (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Operating Subsidiaries agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the counsel to the Company and the accountants of the Company in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon;
         (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD; (v) all fees and expenses in connection with the preparation and filing of the ADR Registration Statement and all costs and expenses incident to listing the Shares on The Nasdaq Global Market and the Philippines Stock Exchange, if applicable; (vi) the cost of printing certificates representing the Shares and the American Depositary Receipts; (vii) the costs and charges of any transfer agent, registrar or depositary, including the Depositary; (viii) the costs and expenses of the Company and the Operating Subsidiaries relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) the document production charges and expenses associated with printing this Agreement and the Deposit Agreement; (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance of the obligations of Company and the Operating Subsidiaries hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 hereof, Section 9 hereof and Section 12 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares or the American Depositary Shares by them and any advertising expenses connected with any offers they may make.


                  (b) The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Operating Subsidiaries may otherwise have for the allocation of such expenses among themselves.


         8. Indemnity and Contribution.


                  (a) The Company and the Operating Subsidiaries agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration

         Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley & Co. Incorporated expressly for use therein.


                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and the ADR Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.


                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) hereof, respectively, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (2) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.


                  (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Subsidiaries, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (d)(i) above but also the relative fault of the Company and the Operating Subsidiaries, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Subsidiaries, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Subsidiaries and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Operating Subsidiaries, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Subsidiaries or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.


                  (e) The Company and the Operating Subsidiaries and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 hereof are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or in equity.


                  (f) The indemnity and contribution provisions contained in this Section 8 hereof and the representations, warranties and other statements of the Company and the Operating Subsidiaries contained elsewhere in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company and the Operating Subsidiaries, their officers or directors or any person controlling the Company and the Operating Subsidiaries, and (iii) the acceptance of and payment for any of the Shares.


         9. Directed Share Program.


                  (a) The Company and the Operating Subsidiaries agree to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (together, the "MORGAN STANLEY ENTITIES") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim): (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.


                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a) above, the Morgan Stanley Entity seeing indemnity, shall promptly notify the Company in writing and the Company and the Operating Subsidiaries, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Operating Subsidiaries agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company or the Operating Subsidiaries to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (B) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. Neither the Company nor the Operating Subsidiaries shall, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

                  (c) To the extent the indemnification provided for in Section 9(a) above is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company and the Operating Subsidiaries, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Subsidiaries, on the one hand, and the Morgan Stanley Entities, on the other hand, from the offering of the Directed Shares or (ii) if the allocation provided by clause (c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (c)(i) above, but also the relative fault of the Company and the Operating Subsidiaries, on the one hand, and of the Morgan Stanley Entities, on the other hand, in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Subsidiaries, on the one hand, and the Morgan Stanley Entities, on the other hand, in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company and the Operating Subsidiaries, on the one hand, and the Morgan Stanley Entities, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                  (d) The Company, the Operating Subsidiaries and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c) hereof. The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.


                  (e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity, the

         Company, its officers or directors or any person controlling the Company, or the Operating Subsidiaries, their respective officers or directors or any person controlling any Operating Subsidiary, and (iii) acceptance of and payment for any of the Directed Shares.


         10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Market or the Philippines Stock Exchange, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the U.S. or the Republic of the Philippines shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by federal or New York State or Philippines authorities or
(e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, individually or together with any other event specified in this clause (e), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.


         11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.


         12. Defaulting Underwriters.


                  (a) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally, in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date, provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12(a) by an amount in excess of one-ninth of such number of the Shares without the written consent of such Underwriter.


                  (b) If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Shares and the aggregate number of the Shares with respect to which such default occurs is more than one-tenth of the aggregate number of the Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company, as applicable, for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, as applicable. In any such case either the Representatives or the Company, as applicable, shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the ADR Registration Statement, the Time of Sale

         Prospectus or the Prospectus, or in any other documents or arrangements, may be effected.



                  (c) If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (b) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this Section 12(c) shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                  (d) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Operating Subsidiary to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Operating Subsidiary shall be unable to perform its obligations under this Agreement, the Company or such Operating Subsidiary will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.


         13. Submission to Jurisdiction; Agent for Service.


                  (a) The Company and the Operating Subsidiaries irrevocably submit to the non-exclusive jurisdiction of any New York Court over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares. The Company and the Operating Subsidiaries irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Operating Subsidiary has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Operating Subsidiaries irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.


                  (b) The Company and the Operating Subsidiaries hereby irrevocably appoint CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as their agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made thereupon at the office of such agent. The Company and the Operating Subsidiaries waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto; the Company and the Operating Subsidiaries represent and warrant, jointly and severally, that such agent has agreed to act as their agent for service of process; and the Company and the Operating Subsidiaries agree, jointly and severally, to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.


         14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company and the Operating Subsidiaries with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Operating Subsidiaries agree as a separate obligation and notwithstanding any such judgment to indemnify such Underwriter or controlling person against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to Company and the Operating Subsidiaries, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.


         15. Foreign Taxes. All payments made by the Company and the Operating Subsidiaries under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Republic of the Philippines or any political subdivision or any taxing authority thereof or therein unless the Company and the Operating Subsidiaries are or become required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company and the Operating Subsidiaries will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter's or controlling person's being connected with the Republic of the Philippines other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.


         16. Entire Agreement.


                  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, including without limitation the Deposit Agreement, represents the entire agreement between the Company and the Operating Subsidiaries and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Shares.

                  (b) The Company and the Operating Subsidiaries acknowledge that in connection with the offering of the Shares and the American Depositary Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or the Operating Subsidiaries or any other person; (ii) the Underwriters owe the Company and the Operating Subsidiaries only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters may have interests that differ from those of Company and the Operating Subsidiaries; and (iv) the Company and the Operating Subsidiaries each waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.


         17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


         18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


         19. Notices. All communications hereunder shall be in writing and delivered by U.S. mail or facsimile, and effective only upon receipt, as follows:


                  (a)      if to the Underwriters, to:


                           Morgan Stanley & Co. Incorporated
                           Deutsche Bank Securities Inc.
                           Robert W. Baird & Co. Incorporated
                           JMP Securities LLC
                           c/o:     Morgan Stanley & Co. Incorporated
                                    1585 Broadway
                                    New York, New York 10036
                           Attention:     Equity Capital Markets Syndicate Desk
                           Facsimile:     (212) 761-0316


                           with a copy thereof delivered to:


                           Latham & Watkins LLP
                           140 Scott Drive
                           Menlo Park, California
                           Attention:     Christopher L. Kaufman, Esq. and
                                          Andrew S. Williamson, Esq.
                           Facsimile:     (650) 463-2600
                                          (415) 395-8095


                           and:


                           SyCip Salazar Hernandez & Gatmaitan
                           105 Paseo de Roxas
                           Makati City, Metro Manila  1226
                           Republic of the Philippines

                           Attention:     Mia G. Gentugaya
                           Facsimile:     (632) 817-3896


                  (b)      if to the Company or any Operating Subsidiary, to:


                           eTelecare Global Solutions, Inc.
                           8901 E. Raintree, Suite 101
                           Scottsdale, Arizona  85260
                           Attention:     Francis J. Dunn
                           Facsimile:     (480) 477-1279


                           with a copy thereof delivered to:


                           Pillsbury Winthrop Shaw Pittman LLP
                           2475 Hanover Street
                           Palo Alto, California  94304
                           Attention:     Jorge A. del Calvo, Esq. and
                                          James J. Masetti, Esq.
                           Facsimile:     (650) 233-4545


                           and to:


                           Picazo Buyco Tan Fider & Santos
                           104 H. V. de la Costa Street
                           Liberty Center, Salcedo Village
                           Makati City, Metro Manila  1227
                           Republic of the Philippines
                           Attention:     Gemma M. Santos
                           Facsimile:     (632) 888-1011


         20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                           [Intentionally Left Blank]

         If the foregoing Agreement is in accordance with the understanding of the Underwriters, upon the execution and acceptance of this Agreement by the Representatives, individually and on behalf of the several Underwriters, this Agreement shall constitute a binding agreement among each of the Underwriters, the Company and the Operating Subsidiaries.


                                       Very truly yours,


                                       ETELECARE GLOBAL
                                            SOLUTIONS, INC.





                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:








                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


                           [Intentionally Left Blank]

                                      Very truly yours,


                                      ETELECARE GLOBAL
                                         SOLUTIONS -- U.S., INC.





                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:








                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                           [Intentionally Left Blank]

                                      Very truly yours,

                                      ETELECARE GLOBAL
                                                SOLUTIONS -- AZ, INC.





                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:








                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:


                           [Intentionally Left Blank]

     Accepted as of the date hereof:


     MORGAN STANLEY & CO. INCORPORATED
     DEUTSCHE BANK SECURITIES INC.
     ROBERT W. BAIRD & CO. INCORPORATED
     JMP SECURITIES LLC

         Severally on behalf of the several
         Underwriters named in SCHEDULE I hereto

                  By:  Morgan Stanley & Co. Incorporated

                           Severally on behalf of the several
                           Underwriters named in SCHEDULE I hereto





                  By:
                      --------------------------------------
                      Name:
                      Title:

                                                                      SCHEDULE I





                                   Underwriter                                            Shares
----------------------------------------------------------------------------------   -----------------

Morgan Stanley & Co. Incorporated ............................................                    [o]
Deutsche Bank Securities Inc. ................................................                    [o]
Robert W. Baird & Co. Incorporated ...........................................                    [o]
JMP Securities LLC ...........................................................                    [o]
                                                                                     -----------------
        Total ...............................................................                     [o]
                                                                                     =================

